Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-282684

BLACKROCK MUNICIPAL CREDIT ALPHA PORTFOLIO, INC.

Supplement dated June 2, 2025 to the

Statement of Additional Information of

BlackRock Municipal Credit Alpha Portfolio, Inc.,

dated March 26, 2025, as supplemented to date

This supplement amends certain information in the Statement of Additional Information (“SAI”) of BlackRock Municipal Credit Alpha Portfolio, Inc. (the “Fund”), dated March 26, 2025, as supplemented to date. Unless otherwise indicated, all other information included in the SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the SAI.

Effective immediately, the following change is made to the Fund’s SAI:

The list following the last paragraph in the sub-section of the SAI entitled “Distribution of Fund Shares — Additional Payments to Dealers” is deleted in its entirety and replaced with the following:

American Enterprise Investment Services, Inc.

Charles Schwab & Co., Inc.

J.P. Morgan Securities LLC

LPL Financial LLC

Morgan Stanley Smith Barney LLC

National Financial Services LLC

Pershing LLC

RBC Capital Markets

SEI Private Trust Company

UBS Financial Services Inc.

U.S. Bank, National Association

Vanguard Marketing Corporation

Wells Fargo Clearing Services, LLC

Investors should retain this supplement for future reference.

SAI-MUI-0525SUP